BrightSpring Health Services, Inc. Reports Third Quarter 2026 Financial Results and Increases Full Year 2026 Guidance

LOUISVILLE, Ky., October 30, 2026 — BrightSpring Health Services, Inc. (“BrightSpring” or the “Company”) (NASDAQ: BTSG), a leading provider of home- and community-based health services for complex populations, today announced financial results for the third quarter ended September 30, 2026, and increased full year 2026 Revenue and Adjusted EBITDA1 guidance.

Third Quarter 2026 Financial Highlights

(note: On March 30, 2026, BrightSpring completed the divestiture of the Community Living business and, as such, all financial results provided pertain to continuing operations)

•
Net revenue of $4,213 million, up 26.4% compared to $3,334 million in the third quarter of 2025
•
Gross profit of $519 million, up 32.3% compared to $392 million in the third quarter of 2025
•
Net income from continuing operations of $101 million compared to $38 million in the third quarter of 2025
•
Adjusted EBITDA1 of $228 million, up 42.0% compared to $160 million in the third quarter of 2025
•
Leverage of 1.79x as of September 30, 2026, compared to leverage of 2.15x on June 30, 2026

"Our third quarter results again reflect the commitment of our team to patient care and operational execution across our Pharmacy and Provider businesses," said Jon Rousseau, Chairman, President, and Chief Executive Officer of BrightSpring. "We have a differentiated company, our value proposition for healthcare stakeholders is clear, and our confidence in the future remains high, supported by a broad set of process and growth drivers across a uniquely scaled and high-quality platform. As we progress through 2026, we believe that BrightSpring is well -positioned to make a greater and greater impact and deliver durable growth in 2027 and beyond."

1Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” at the end of this press release for a reconciliation of Adjusted EBITDA to net income from continuing operations, the most directly comparable financial measure prepared in accordance with GAAP.

Key Financials2

	Three Months Ended			Nine Months Ended
	September 30, (Unaudited)			September 30, (Unaudited)
	2026	2025	%	2026	2025	%
($ in millions)
Pharmacy Solutions Revenue	$ 3,732	$ 2,967	26%	$ 10,311	$ 8,289	24%
Provider Services Revenue	481	367	31%	1,389	1,071	30%
Total Revenue	$ 4,213	$ 3,334	26%	$ 11,700	$ 9,360	25%

	Three Months Ended			Nine Months Ended
	September 30, (Unaudited)			September 30, (Unaudited)
	2026	2025	%	2026	2025	%
($ in millions)
Pharmacy Solutions Segment EBITDA	$ 202	$ 141	43%	$ 551	$ 381	45%
Provider Services Segment EBITDA	79	61	30%	220	168	31%
Total Segment EBITDA(1)	$ 281	$ 202	39%	$ 771	$ 550	40%
Corporate Costs	(53)	(41)	n.m.	(148)	(116)	n.m.
Total Company Adjusted EBITDA(1)	$ 228	$ 160	42%	$ 623	$ 434	44%

*n.m.: not meaningful

Business Metrics

	Three Months Ended			Nine Months Ended
	September 30, (Unaudited)			September 30, (Unaudited)
	2026	2025	%	2026	2025	%
Pharmacy Solutions
Prescriptions dispensed	10,949,875	10,793,219	2%	32,523,789	32,522,286	0%
Revenue per script ($)	340.86	274.89	24%	317.03	254.88	24%
Gross Profit per script ($)	28.86	22.76	27%	28.13	21.01	34%
Provider Services
Home Health Care average daily census(3)	47,256	29,980	58%	46,898	30,212	55%
Rehab Care persons served(3)	7,574	6,932	9%	7,345	6,806	8%
Personal Care persons served	16,320	16,134	1%	16,253	16,046	1%

1Adjusted EBITDA and Segment EBITDA are non-GAAP financial measures. Please see “Non-GAAP Financial Information” and the end of this press release for a reconciliation of Adjusted EBITDA and Segment EBITDA to net income from continuing operations, the most directly comparable financial measure prepared in accordance with GAAP.

2Financial tables may not foot due to rounding.

3Effective July 1, 2026, the Company realigned its Rehab in Motion business from the Rehab Care sub-segment to the Home Health Care sub-segment to reflect how the business is managed. Prior period sub-segment information has been recast to conform to the current presentation. The change did not affect consolidated company or segment results. The impact on prior periods was not material.

Full Year 2026 Financial Guidance

For the full year 2026, BrightSpring is increasing Revenue and Adjusted EBITDA guidance, which excludes the Community Living business and the effects of any future closed acquisitions. All growth rates are shown as compared to the full year 2025 Revenue and Adjusted EBITDA results, excluding the Community Living business:

•
Revenues of $15,900 million to $16,125 million, or 23.2% to 24.9% growth
o
Pharmacy Segment Revenue of $14,000 million to $14,200 million, or 22.3% to 24.1% growth
o
Provider Segment Revenue of $1,900 million to $1,925 million, or 29.7% to 31.4% growth
•
Total Adjusted EBITDA3 of $850 million to $860 million, or 37.6% to 39.3% growth
•
The Amedisys and LHC branches acquisition is expected to contribute approximately $35 million in Adjusted EBITDA in 2026

3A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net income from continuing operations cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Webcast and Conference Call Details

The Company will host a conference call today, October 30th at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online.

A live and archived webcast of the event will be available on the “Events & Presentations” section of the BrightSpring website at https://ir.brightspringhealth.com/. The Company has posted supplemental information on the third quarter 2026 results that it will reference during the conference call. The supplemental information can be found under the “Events & Presentations” on the Company’s investor relations page.

About BrightSpring Health Services

BrightSpring Health Services provides complementary home- and community-based health solutions for medically complex populations in need of specialized and/or chronic care. Through the Company’s service lines, including pharmacy, home health care, and rehabilitation, we provide comprehensive and more integrated care and clinical solutions in all 50 states to approximately 500,000 customers, clients and patients daily. BrightSpring has consistently demonstrated strong and industry-leading quality metrics across its services lines, while improving the health and quality of life for high-need individuals and reducing overall healthcare system costs.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements may relate to matters which include, but are not limited to, industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, we have used words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases to identify these forward-looking statements.

The forward-looking statements are based on management’s current expectations and are not historical facts or guarantees of future performance. The forward-looking statements relate to the future and are therefore subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

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our operation in a highly competitive industry;
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our inability to maintain relationships with existing patient referral sources or establish new referral sources;
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changes to Medicare and Medicaid rates or methods governing Medicare and Medicaid payments for our services;
•
cost containment initiatives of third-party payors, including post-payment audits;
•
the implementation of alternative payment models and the transition of Medicaid and Medicare beneficiaries to managed care organizations may limit our market share and could adversely affect our revenues;
•
changes in the case mix of patients, as well as payor mix and payment methodologies, and decisions and operations of third-party organizations;
•
our reliance on federal and state spending, budget decisions, and continuous governmental operations which may fluctuate under different political conditions;
•
changes in drug utilization and/or pricing, PBM contracts, and Medicare Part D/Medicaid reimbursement, which may negatively impact our profitability;
•
changes in our relationships with pharmaceutical suppliers, including changes in drug availability or pricing;
•
reliance on the continual recruitment and retention of nurses, pharmacists, therapists, caregivers, direct support professionals, and other qualified personnel, including senior management;
•
compliance with or changes to federal, state, and local laws and regulations that govern our employment practices, including minimum wage, living wage, and paid time-off requirements;
•
fluctuation of our results of operations on a quarterly basis;
•
harm caused by labor relation matters;
•
limitations in our ability to control reimbursement rates received for our services if we are unable to maintain or reduce our costs to provide such services;
•
delays in collection or non-collection of our accounts receivable, particularly during the business integration process;
•
failure to manage our growth effectively, which may inhibit our ability to execute our business plan, maintain high levels of service and satisfaction or adequately address competitive challenges;
•
our ability to identify, successfully complete and manage acquisitions, joint ventures, divestitures and other significant transactions and strategic initiatives;
•
our ability to continue to provide consistently high quality of care;

•
maintenance of our corporate reputation or the emergence of adverse publicity, including negative information on social media or changes in public perception of our services;
•
contract continuance, expansion and renewal with our existing customers, including renewals at lower fee levels, customers declining to purchase additional services from us, or reduction in the services received from us pursuant to those contracts;
•
effective investment in, implementation of improvements to and proper maintenance of the uninterrupted operation and data integrity of our information technology and other business systems;
•
security breaches, loss of data, and other disruptions, which could compromise sensitive business or patient information; cause a loss of confidential patient data, employee data or personal information; or prevent access to critical information and thereby expose us to liability, litigation, and federal and state governmental inquiries and damage our reputation and brand;
•
risks related to credit card payments and other payment methods;
•
potential substantial malpractice or other similar claims;
•
various risks related to governmental inquiries, regulatory actions, and whistleblower and other lawsuits, which may not be entirely covered by insurance;
•
our current insurance program, which may expose us to unexpected costs, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates;
•
factors outside of our control, including those listed, which have required and could in the future require us to record an asset impairment of goodwill;
•
a pandemic, epidemic, or outbreak of an infectious disease;
•
inclement weather, natural disasters, acts of terrorism, riots, civil insurrection or social unrest, looting, protests, strikes, or street demonstrations;
•
our inability to adequately protect our intellectual property rights;
•
risks related to our compliance with our regulatory framework;
•
the significant interests of KKR Stockholder may conflict with our stockholders’ interests in the future;
•
our substantial indebtedness;
•
significant changes in tax or trade policies, tariffs, or trade relations between the United States and other countries, such as the imposition of unilateral tariffs on imported products, including impacts on imported drug products, which could result in supply chain disruptions and significant increases in costs; and
•
fluctuations in the amount and frequency of repurchases of our common stock.

The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. These factors should not be construed as exhaustive, and should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make.

For additional information on these and other factors that could cause BrightSpring’s actual results to differ materially from expected results, please see our filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” including “EBITDA,” “Segment EBITDA,” “Adjusted EBITDA,” and “Adjusted EPS,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.

EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted EPS have been presented in this release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management also believes that these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted EPS to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures.

Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted EPS are non-GAAP measures of our financial performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measures derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments, debt service requirements, total capital expenditures, and certain other cash costs that may recur in the future.

Management defines EBITDA as net income from continuing operations before income tax expense, interest expense, net and depreciation and amortization. Management defines Segment EBITDA as segment operating income before income tax expense, interest expense, net and depreciation and amortization. Management also defines Adjusted EBITDA as EBITDA, further adjusted to exclude non-cash share-based compensation, acquisition, integration and transaction-related costs, and restructuring and divestiture-related and other costs. Management also defines Adjusted EPS as Diluted EPS, further adjusted to exclude non-cash share-based compensation, acquisition, integration and transaction-related costs, restructuring and divestiture-related and other costs, and the income tax impact of the aforementioned adjustments.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. Please see the end of this press release for reconciliations of non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP.

BrightSpring Contact:

Investor Relations:

David Deuchler, CFA

SVP, Strategic Finance & Investor Relations

Executive Director, BrightSpring Health Foundation

IR@brightspringhealth.com

917.209.5605

Media Contact:
Leigh White
Vice President, Communications & PR

leigh.white@brightspringhealth.com

502.630.7412

BrightSpring Health Services, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

September 30, 2026 and December 31, 2025

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$717,840	$88,370
Accounts receivable, net of allowance for credit losses	1,216,377	989,719
Inventories	671,590	815,180
Prepaid expenses and other current assets	159,950	118,592
Current assets held for sale	—	882,189
Total current assets	2,765,757	2,894,050
Property and equipment, net of accumulated depreciation of $419,016 and $404,878 at September 30, 2026 and December 31, 2025, respectively	213,530	204,689
Goodwill	2,537,128	2,545,673
Intangible assets, net of accumulated amortization	491,661	557,555
Operating lease right-of-use assets, net	169,977	171,632
Other assets	88,568	39,712
Total assets	$6,266,621	$6,413,311
Liabilities, Redeemable Noncontrolling Interests, and Equity
Current liabilities:
Trade accounts payable	$1,232,288	$1,217,946
Accrued expenses	390,967	333,024
Current portion of obligations under operating leases	46,296	42,936
Current portion of obligations under financing leases	5,988	6,794
Current portion of long-term debt	35,277	52,340
Current liabilities held for sale	—	195,994
Total current liabilities	1,710,816	1,849,034
Obligations under operating leases, net of current portion	133,569	135,420
Obligations under financing leases, net of current portion	11,072	14,544
Long-term debt, net of current portion	2,146,779	2,455,204
Deferred income taxes, net	10,336	6,178
Long-term liabilities	68,234	66,565
Total liabilities	4,080,806	4,526,945
Redeemable noncontrolling interests	9,200	11,227
Shareholders’ equity:
Common stock, $0.01 par value, 1,500,000,000 shares authorized, 198,814,320 and 192,124,125 shares issued and outstanding at September 30, 2026 and December 31, 2025 respectively	$1,988	$1,921
Preferred stock, $0.01 par value, 250,000,000 authorized, no shares issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	2,021,881	1,954,482
Retained earnings (accumulated deficit)	138,572	(74,647)
Accumulated other comprehensive income (loss)	14,099	(6,691)
Total shareholders’ equity	2,176,540	1,875,065
Noncontrolling interest	75	74
Total equity	2,176,615	1,875,139
Total liabilities, redeemable noncontrolling interests, and equity	$6,266,621	$6,413,311

BrightSpring Health Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three and nine months ended September 30, 2026 and 2025

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Products	$3,732,428	$2,966,966	$10,310,950	$8,289,238
Services	480,806	367,140	1,389,145	1,070,695
Total revenues	4,213,234	3,334,106	11,700,095	9,359,933
Cost of goods	3,416,415	2,721,314	9,395,982	7,605,931
Cost of services	278,270	220,784	810,596	648,773
Gross profit	518,549	392,008	1,493,517	1,105,229
Selling, general, and administrative expenses	358,069	304,165	1,081,197	918,090
Operating income	160,480	87,843	412,320	187,139
Interest expense, net	31,038	38,235	106,532	118,776
Income from continuing operations before income taxes	129,442	49,608	305,788	68,363
Income tax expense	28,640	12,120	44,099	13,118
Income from continuing operations, net of income taxes	100,802	37,488	261,689	55,245
(Loss) income from discontinued operations, net of income taxes	(503)	17,753	71,429	56,548
Net income	100,299	55,241	333,118	111,793
Net income (loss) attributable to noncontrolling interests included in continuing operations	161	(595)	(77)	(1,793)
Net income attributable to BrightSpring Health Services, Inc. and subsidiaries	$100,138	$55,836	$333,195	$113,586

Net income per common share:
Basic income (loss) per share attributable to common shareholders:
Continuing operations	$0.49	$0.19	$1.27	$0.28
Discontinued operations	$(0.01)	$0.08	$0.35	$0.28
Net income per share	$0.48	$0.27	$1.62	$0.56
Diluted income (loss) per share attributable to common shareholders:
Continuing operations	$0.46	$0.17	$1.18	$0.26
Discontinued operations	$(0.01)	$0.09	$0.33	$0.26
Net income per share	$0.45	$0.26	$1.51	$0.52
Weighted average shares outstanding:
Basic	207,022	203,487	205,934	202,067
Diluted	220,226	217,982	220,972	218,519

BrightSpring Health Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the three and nine months ended September 30, 2026 and 2025

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating activities:
Net income	$100,299	$55,241	$333,118	$111,793
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,372	40,753	118,889	124,753
Impairment of long-lived assets	5,195	2,507	8,240	6,526
Change in fair value of contingent consideration, net	—	(3,269)	—	(1,266)
Payment of contingent consideration in excess of acquisition date fair value	—	(4,670)	—	(6,170)
Provision for credit losses	5,829	8,065	28,694	48,723
Amortization of deferred debt issuance costs	2,553	2,841	8,317	8,384
Share-based compensation	17,871	17,250	41,040	55,733
Deferred income taxes, net	6,484	14,374	(3,045)	18,266
Loss (gain) on sale of discontinued operations	23	—	(101,845)	—
Other	(771)	(74)	243	(335)
Change in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(83,372)	(49,933)	(235,949)	(162,689)
Prepaid expenses and other current assets	45,075	446	(41,057)	24,857
Inventories	(96,581)	(13,752)	143,408	(2,279)
Trade accounts payable	142,423	(10,441)	54,920	42,836
Accrued expenses	19,235	60,702	47,186	17,212
Other assets and liabilities	1,687	(12,104)	(30,978)	(27,734)
Net cash provided by operating activities	$204,322	$107,936	$371,181	$258,610
Investing activities:
Purchases of property and equipment	$(22,090)	$(15,762)	$(72,666)	$(57,819)
Acquisitions of businesses	(1,929)	(1,554)	(44,132)	(8,308)
Proceeds from sale of discontinued operations	—	—	810,908	—
Other	827	(6,445)	1,893	(5,068)
Net cash (used in) provided by investing activities	$(23,192)	$(23,761)	$696,003	$(71,195)
Financing activities:
Long-term debt repayments	(11,809)	(14,213)	$(332,300)	$(37,933)
Repayments of the Revolving Credit Facility, net	—	—	—	(63,300)
Payments of debt issuance costs	—	—	(3,378)	—
Repurchases of shares of common stock	—	—	(120,000)	—
Proceeds from shares issued under share-based compensation plan	4,841	5,619	37,256	14,681
Taxes paid related to net share settlement of equity awards	(4,941)	(1,071)	(11,548)	(5,583)
Purchase of redeemable noncontrolling interest	—	—	(267)	(5,100)
Payments of financing lease obligations	(1,762)	(3,442)	(7,584)	(10,133)
Net cash used in financing activities	$(13,671)	$(13,107)	$(437,821)	$(107,368)
Net increase in cash and cash equivalents	167,459	71,068	629,363	80,047
Cash and cash equivalents at beginning of period	550,381	70,232	88,477	61,253
Cash and cash equivalents at end of period	$717,840	$141,300	$717,840	$141,300
Cash and cash equivalents included in assets held for sale at end of period	—	956	—	956
Cash and cash equivalents included in continuing operations at end of period	$717,840	$140,344	$717,840	$140,344

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of Segment EBITDA

For the three and nine months ended September 30, 2026 and 2025

(Unaudited)

The following table reconciles net income from continuing operations to Segment EBITDA:

($ in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income from continuing operations	$100,802	$37,488	$261,689	$55,245
Segment depreciation and amortization	30,794	33,791	97,367	102,275
Expenses not allocation at segment level:
Selling, general, and administrative expenses	82,080	73,060	239,681	239,047
Depreciation and amortization	7,578	6,962	21,522	21,149
Interest expense, net	31,038	38,235	106,532	118,776
Income tax expense	28,640	12,120	44,099	13,118
Total Segment EBITDA	$280,932	$201,656	$770,890	$549,610

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

For the three and nine months ended September 30, 2026 and 2025

(Unaudited)

The following table reconciles net income from continuing operations to EBITDA and Adjusted EBITDA:

($ in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income from continuing operations	$100,802	$37,488	$261,689	$55,245
Income tax expense	28,640	12,120	44,099	13,118
Interest expense, net	31,038	38,235	106,532	118,776
Depreciation and amortization	38,372	40,753	118,889	123,424
EBITDA	$198,852	$128,596	$531,209	$310,563
Non-cash share-based compensation (1)	17,871	14,173	50,475	46,155
Acquisition, integration, and transaction-related costs (2)	2,855	5,462	15,585	34,811
Restructuring and divestiture-related and other costs (3)	8,181	12,212	25,756	42,493
Total adjustments	$28,907	$31,847	$91,816	$123,459
Adjusted EBITDA	$227,759	$160,443	$623,025	$434,022

(1)
Represents non-cash share-based compensation to certain members of our management and full-time employees.

(2)
Represents transaction costs incurred in connection with planned, completed, or terminated acquisitions, which include investment banking fees, legal diligence and related documentation costs, finance and accounting diligence and documentation; costs associated with the integration of acquisitions, including any facility consolidation, integration travel, or severance; and costs associated with other planned, completed, or terminated non-routine transactions.

(3)
Represents costs associated with restructuring-related activities, including closure, and related license impairment, and severance expenses associated with certain enterprise-wide or significant business line cost-savings measures.

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of Adjusted EPS

For the three and nine months ended September 30, 2026 and 2025

(Unaudited)

The following table reconciles diluted EPS to Adjusted EPS:

(shares in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Diluted EPS	$0.46	$0.17	$1.18	$0.26
Non-cash share-based compensation (1)	0.08	0.07	0.23	0.21
Acquisition, integration, and transaction-related costs (1)	0.01	0.03	0.07	0.16
Restructuring and divestiture-related and other costs (1)	0.04	0.06	0.12	0.19
Income tax impact on adjustments (2)	(0.05)	(0.03)	(0.23)	(0.13)
Adjusted EPS	$0.54	$0.30	$1.37	$0.69

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net income per share	220,226	217,982	220,972	218,519
Weighted average common shares outstanding used in calculating diluted Non-GAAP income per share	220,226	217,982	220,972	218,519

(1) This adjustment reflects the per share impact of the adjustment reflected within the definition of Adjusted EBITDA.

(2) The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate for the respective non-GAAP adjustment. For all periods presented, the income tax impact on adjustments is inclusive of a discrete tax benefit related to share-based compensation.